UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 13, 2026, Revolution Medicines, Inc. (“Revolution Medicines”) announced positive Phase 3 results from the RASolute 302 trial for daraxonrasib, an oral RAS(ON) multi-selective inhibitor, in patients with metastatic pancreatic ductal adenocarcinoma (PDAC) who had been previously treated. The trial met all primary and key secondary endpoints, including progression-free survival and overall survival. Based on these results, Revolution Medicines intends to submit these data to global regulatory authorities, including to the U.S. Food and Drug Administration (FDA) as part of a future New Drug Application under a Commissioner’s National Priority Voucher.

In June 2025, Royalty Pharma (the “Company”) and Revolution Medicines announced a $2 billion funding agreement, consisting of a synthetic royalty of up to $1.25 billion on daraxonrasib and a senior secured loan of up to $750 million.

Royalty Pharma funded $250 million upfront and today’s announcement triggered an additional $250 million in funding to Revolution Medicines. With the second tranche, Royalty Pharma is now entitled to total tiered royalties of 4.55% on daraxonrasib sales (and zoldonrasib if approved in an overlapping daraxonrasib indication) between $0 billion to $2 billion, 2.50% on sales between $2 billion to $4 billion and 1.00% on sales between $4 billion to $8 billion.

There is an additional $750 million in synthetic royalty funding available to Revolution Medicines at their option following the achievement of certain regulatory, commercial and clinical milestones related to daraxonrasib, including the next $250 million available on FDA approval in metastatic PDAC. Should Revolution Medicines fully draw on the remaining $750 million in synthetic royalty funding, Royalty Pharma’s royalty rate on daraxonrasib would increase to 7.80% on sales between $0 billion to $2 billion, 4.55% on sales between $2 billion to $4 billion and 2.40% on sales between $4 billion to $8 billion.

Furthermore, Royalty Pharma is providing a senior secured term loan of up to $750 million in three tranches, and the first $250 million tranche must be drawn following FDA approval of daraxonrasib for metastatic PDAC. The two additional $250 million tranches are available at Revolution Medicines’ option based on the achievement of certain trailing four-quarter net sales milestones for daraxonrasib.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth and plans for capital deployment. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the Company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the Company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The Company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its own internal research is reliable, such research has not been verified by any independent source.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: April 13, 2026	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer